EXHIBIT 21.1

                              TAG-IT PACIFIC, INC.

                                  SUBSIDIARIES


         NAME                                       JURISDICTION OF ORGANIZATION
         ----                                       ----------------------------

         Tag-It Pacific Limited.....................Hong Kong

         Talon International, Inc...................Delaware

         Tag-It, Inc................................California

         Tag-It Pacific (HK) Ltd....................British Virgin Islands

         Tagit de Mexico, S.A. de C.V...............Mexico

         A.G.S. Stationary, Inc.....................California